Exhibit 4(a)(1)

                         CERTIFICATION


       I, JOHN W. HETHERINGTON, certify that I am the duly elected and qualified Vice President and Secretary of Westvaco Corporation, a corporation organized and existing under the laws of the State of Delaware, and that the following is true and correct copy of a certain resolution duly adopted at a meeting of the Board of Directors thereof, convened and held in accordance with the Bylaws of said corporation on the 26th day of March, 1996, and that such resolution is now in full force and effect:

               RESOLVED that the Corporation
                 authorize the issuance of up to
                 $300,000,000 of debt securities,
                 which may be designated as either
                 debentures or notes (the
                 "Securities"), in either a single
                 borrowing or a series of borrowings,
                 on such terms as shall be hereafter
                 determined by the officers of the
                 Corporation referred to below.

               FURTHER RESOLVED that the Chairman
                 and President of the Corporation,
                 together with the Executive or any
                 Senior Vice President, are
                 authorized to approve on behalf of
                 the Corporation for each borrowing
                 (l) the principal amount of and the
                 interest rate to be borne by the
                 Securities, the maturity date
                 thereof, and the redemption and
                 sinking fund provisions, if any,
                 thereof; (2) the choice of
                 underwriters; (3) the price to be
                 paid for the Securities by the
                 Underwriters; (4) the date on which
                 such Securities shall be issued and
                 sold; and (5) any other prices,
                 terms or conditions as the above
                 officers in their sole discretion
                 may deem necessary or advisable.

               FURTHER RESOLVED that the
                 Corporation shall file a
                 Registration Statement with the
                 Securities and Exchange Commission
                 on such form as the Chairman and
                 President of the Corporation, or the
                 Executive or any Senior Vice
                 President, may approve.

               FURTHER RESOLVED that the Chairman
                 and President of the Corporation, or
                 the Executive or any Senior Vice
                 President, is authorized to execute,
                 in the name and on behalf of the
                 Corporation, and to cause to be
                 filed with the Securities and
                 Exchange Commission, such
                 amendments, supplements and stickers
                 to such Registration Statement as
                 the executing officers may deem
                 necessary or advisable.

               FURTHER RESOLVED that the Chairman
                 and President of the Corporation, or
                 the Executive or any Senior Vice
                 President, is authorized to execute,
                 in the name and on behalf of the
                 Corporation and under its corporate
                 seal attested by its Secretary or
                 any Assistant Secretary, and to
                 deliver, any Indentures or
                 Supplemental Indentures
                 (collectively, the "Indentures"),
                 Purchase or Underwriting Agreements
                 or other documents relating to the
                 issuance and sale of such
                 Securities, and the aforementioned
                 officers are authorized to approve
                 on behalf of the Corporation the
                 forms, terms and provisions of such
                 documents.

               FURTHER RESOLVED that the Chairman and
                 President of the Corporation, or the
                 Executive or any Senior Vice
                 President, is authorized in the name
                 of and on behalf of the Corporation to
                 appoint a bank or trust company having
                 an office in the City and State of New
                 York as Trustee, Registrar and
                 Transfer Agent for such Securities,
                 and to designate an office of such
                 bank or trust company as the office or
                 agency of the Corporation in the City
                 of  New York where notices and demands
                 to or upon the Corporation in respect
                 to its Securities, may be served and
                 where the Securities may be presented
                 for payment.

               FURTHER RESOLVED that the Chairman and
                 President of the Corporation, or the
                 Executive or any Senior Vice President,
                 is authorized by his manual or facsimile signature to execute, in the name and on behalf of the Corporation and under its corporate seal or a facsimile thereof, attested by the manual or facsimile signature of its Secretary or any Assistant Secretary, not in excess of $300,000,000 aggregate principal amount of such Securities, in fully registered form in denominations of $l,000 or any multiple thereof and the Chairman and President of the Corporation,or the Executive or any
                 Senior Vice President are, and each of
                 them is, further authorized to request
                 the Trustee under such Indentures to
                 authenticate and deliver such
                 Securities as provided in such
                 Indentures.

               FURTHER RESOLVED that the Chairman and
                 President of the Corporation, or the
                 Executive or any Senior Vice
                 President, is authorized, if deemed
                 desirable, to list on the New York
                 Stock Exchange or any other exchange
                 or exchanges all or part of the
                 $300,000,000 aggregate principle
                 amount of the Securities of the
                 Corporation; and the Chairman and
                 President, and the Executive or any
                 Senior Vice President are, and each of
                 them is, authorized to execute in the
                 name and on behalf of the Corporation
                 any (l) Applications for listing the
                 Securities on the New York Stock
                 Exchange or any other exchange or
                 exchanges, including documents
                 relating to any regulatory
                 requirements pertaining thereto; and
                 (2) other documents or agreements
                 which may be necessary or desirable
                 (in the opinion of the executing
                 officer as evidenced by the execution)
                 to effect such listing; and to appear
                 on behalf of the Corporation, if
                 required, before any committee on
                 listing of any such exchange; and

               FURTHER RESOLVED that the Chairman and
                 President of the Corporation, or the
                 Executive or any Senior Vice
                 President, is authorized to execute in
                 the name and on behalf of the
                 Corporation and under its corporate
                 seal or otherwise, and to deliver, any
                 and all instruments and documents in
                 connection with the issuance and sale
                 of the Securities, and to take such
                 other action as he in his sole
                 discretion deems necessary or advisable
                 to effectuate the issuance and sale of
                 the Securities.


    IN WITNESS WHEREOF, I have affixed my name as Vice
  President and Secretary and have caused the corporate seal of said Corporation to be thereunto affixed, this 12th day of March 1997.



                                    John W. Hetherington
                                    Vice President and Secretary